As filed with the Securities and Exchange Commission on June 21, 2007

Registration No. 333-118310

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

PLACER SIERRA BANCSHARES

(Exact Name of Registrant as Specified in Its Charter)

California	94-3411134
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

Sixth and Marquette, Minneapolis, Minnesota 55479

(Address of Principal Executive Offices, including Zip Code)

PLACER SIERRA BANCSHARES 2002 STOCK OPTION PLAN

SOUTHLAND CAPITAL CO. 2002 STOCK OPTION PLAN

JOSEPH F. HEITZLER NONSTATUTORY STOCK OPTION AGREEMENTS

JAYNIE M. STUDENMUND NONSTATUTORY STOCK OPION AGREEMENTS

(Full Title of the Plan)

Laurel A. Holschuh

Executive Vice President

Placer Sierra Bancshares

MAC N9305-173

Sixth and Marquette

Minneapolis, Minnesota 55479

612-667-8655

(Name, Address and Telephone Number of Agent For Service)

Copies to:

Jeannine E. Zahn

Wells Fargo & Company

MAC N9305-173

Sixth and Marquette

Minneapolis, Minnesota 55479

612-667-8573

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-118310) (the “Registration Statement”) of Placer Sierra Bancshares is being filed to de-reregister all securities registered pursuant to the Registration Statement but unissued as of the filing date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, state of Minnesota, on the 21st day of June, 2007.

PLACER SIERRA BANCSHARES

/s/ Jon R. Campbell
Jon R. Campbell
President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed on June 21, 2007, by the following persons in the capacities indicated:

/s/ Jon R. Campbell	President; Director
Jon R. Campbell	(Principal Executive Officer)

/s/ Howard I. Atkins	Executive Vice President
Howard I. Atkins	(Principal Financial Officer)

/s/ Richard D. Levy	Executive Vice President; Director
Richard D. Levy	(Principal Accounting Officer)

/s/ James M. Strother	Director
James M. Strother